              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          DEAN WITTER BALANCED GROWTH FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (NO LOAD FUND)


(B) TOTAL RETURN (NO LOAD FUND)

                          _                                       _
                         |        ______________________ |
FORMULA:                 |       |           |
                         |  /\ n |          EV          |
         t  =            |    \  |       ------------- |  - 1
                         |     \ |           P        |
                         |      \|           |
                         |_                  _|

                             EV
        TR  =            ----------        - 1
                              P


                      t = AVERAGE ANNUAL COMPOUND RETURN
                      n = NUMBER OF YEARS
                     EV = ENDING VALUE
                      P = INITIAL INVESTMENT
                     TR = TOTAL RETURN


                                   (B)                            (A)
  $1,000          EV AS OF        TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P     31-Jan-97     RETURN - TR     YEARS - n   COMPOUND RETURN - t
------------     ---------     -----------     ---------   -------------------
31-Jan-96        $1,078.20         7.82%         1.0000           7.82%

28-Mar-95        $1,260.80        26.08%         1.8480          13.36%



(C) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.

                                                                 _
                           |        ______________________ |
FORMULA:                   |       |           |
                           |  /\ n |          EVb |
           tb =            |    \  |     -------------  |  - 1
                           |     \ |           P |
                           |      \|           |
                           |_                  _|


                     tb = AVERAGE ANNUAL COMPOUND RETURN
                          (DEDUCTION FOR EXPENSES ASSUMED BY FUND MANAGER)
                      n = NUMBER OF YEARS
                    EVb = ENDING VALUE (DEDUCTION FOR EXPENSES
                          ASSUMED BY FUND MANAGER)
                      P = INITIAL INVESTMENT


                                                   (C)
  $1,000        EVb AS OF    NUMBER OF       AVERAGE ANNUAL           TOTAL
INVESTED - P    31-Jan-97    YEARS - n    COMPOUND RETURN - tb     RETURN - TR
------------    ---------    ---------    --------------------     -----------
 31-Jan-96      $1,075.40     1.0000              7.54%                 7.54%
 28-Mar-95      $1,249.90     1,88480            12.83%                24.99%



(D)    GROWTH OF $10,000
(E)    GROWTH OF $50,000
(F)    GROWTH OF $100,000


FORMULA:    G= (TR+1)*P
            G= GROWTH OF INITIAL INVESTMENT
            P= INITIAL INVESTMENT
            TR= TOTAL RETURN SINCE INCEPTION

   $10,000         TOTAL           (D)   GROWTH OF         (E)   GROWTH OF           (F)   GROWTH OF
INVESTED - P    RETURN - TR    $10,000 INVESTMENT- G    $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
------------    -----------    ---------------------    ---------------------     -----------------------
28-Mar-95        26.08              $12,608                  $63,040                     $126,080

               SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                        DW BALANCED INCOME FUND
                       30 day Yield as of 1/31/97

                        6
YIELD = 2{[((a-b/c*d)+1]  -  1}

WHERE:  a = Dividends and interest earned during the period

        b = Expenses accrued for the period

        c = The average daily number of shares outstanding during the period that were entitled to receive dividends

        d = The maximum offering price per share on the last day of the period

                                                         6
YIELD = 2{[((215316.27-82872.16)/4116687.437*11.57)+1]-1}

      = 3.36%